Exhibit 99.1

Kentucky USA Energy, Inc. Commences 2010 Drilling, Reaching Total Depth at Hardison #1 Location

Press Release Source: Kentucky USA Energy, Inc. On Monday March 8, 2010, 9:15 am EST

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (the “Company”) (OTCBB: KYUS - News), an exploration stage natural gas exploration and production company, announced today that the Company has completed drilling its first well of the year, Hardison #1, and has reached total depth at 2,412 feet. The well has been evaluated and determined to be commercially viable. The Hardison #1 well’s drilling log confirms that there is approximately 155 feet of black shale formation encountered in this well.

The completion process has begun on the Hardison #1 well and 4 ½” production casing is expected to be run into the well this week. The Company has also scheduled to perforate and fracture the well once the casing installation has been completed.

“We are excited and pleased that we have commenced drilling since tying-in our initial wells and bringing them online into production," said Steven Eversole, CEO of Kentucky USA Energy. "The winter weather has slowed down our drilling efforts, however, we are now preparing for the spring drilling season ahead. We continue to stake out additional well locations and will be submitting permit applications for these new locations shortly."

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on shale gas in the Illinois Basin in Western Kentucky. The Company is a growing independent energy company with the experience and technological expertise to develop the plentiful gas resources of the Illinois Basin’s New Albany Shale.

More information about the Company may be found at
http://cts.businesswire.com/ct/CT?id=smartlink&url=http%3A%2F%2Fwww.kusaenergy.com&esheet=6205716&lan=en_US&anchor=www.kusaenergy.com&index=3&md5=d9b2f5a4b18aac554378c52d94c65d6e

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:

Kentucky USA Energy, Inc.
606-878-5987
or
Investor Relations:
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com